EXHIBIT 99.1


                             MTS SYSTEMS CORPORATION
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                               OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Sidney W. Emery Jr., the Chief Executive Officer of MTS Systems Corporation (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2002 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 27th day of December, 2002.

                             /S/ SIDNEY W. EMERY JR.
                             ------------------------------
                             SIDNEY W. EMERY JR.
                             CHIEF EXECUTIVE OFFICER


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